EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 27, 2000 , except for Note A for which date is April 5, 2000, accompanying the consolidated financial statements of Milestone Scientific Inc. and subsidiaries appearing in the Annual Report on Form 10-KSB for the year ended December 31, 1999 which are incorporated by reference in this registration statement. We consent to the incorporation by reference in the registration statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."



New York, New York
November 27, 2000


                                        /s/ Grant Thornton LLP